Exhibit 99.1
Innovation at the speed of life

Danaher Reports Fourth Quarter and Full Year 2025 Results
WASHINGTON D.C., January 28, 2026 -- Danaher Corporation (NYSE: DHR) (the “Company”) today announced results for the fourth quarter and full year 2025. All results in this release reflect only continuing operations and period-to-period comparisons are year-over-year unless otherwise noted.
Key Fourth Quarter 2025 Results
•Net earnings were $1.2 billion, or $1.66 per diluted common share.
•Non-GAAP adjusted diluted net earnings per common share grew 4.0% to $2.23.
•Revenues increased 4.5% year-over-year to $6.8 billion and non-GAAP core revenue increased 2.5% year-over-year.
•Operating cash flow was $2.1 billion and non-GAAP free cash flow was $1.8 billion.
Key Full Year 2025 Results
•Net earnings were $3.6 billion, or $5.03 per diluted common share.
•Non-GAAP adjusted diluted net earnings per common share grew 4.5% to $7.80.
•Revenues increased 3.0% year-over-year to $24.6 billion and non-GAAP core revenue increased 2.0% year-over-year.
•Operating cash flow was $6.4 billion and non-GAAP free cash flow was $5.3 billion.
2025 Innovation Highlights
•Launched innovative new products and solutions, which strengthened Danaher’s position as a trusted leader in life sciences and diagnostics.
•Cytiva expanded its Xcellerex X-platform bioreactor with 500L and 2,000L formats, helping customers improve yields while reducing the time and cost of biologic manufacturing.
•SCIEX introduced the ZenoTOF 8600 high-resolution mass spectrometer, helping researchers accelerate drug development timelines.
•Beckman Coulter Diagnostics expanded the assay menu of the DxI 9000 immunoassay platform, with notable progress in neurodegenerative disease assays.
•Cepheid received FDA clearance for its Xpert GI Panel, a rapid multiplex PCR test that detects 11 common gastrointestinal pathogens from a single patient sample.
Rainer M. Blair, President and Chief Executive Officer, stated, "We delivered a strong finish to the year with better-than-expected performance across our portfolio. We were particularly encouraged by continued strength in our bioprocessing business, along with improved momentum in Diagnostics and Life Sciences. Our teams’ disciplined execution also enabled us to exceed our fourth quarter margin, earnings, and cash flow expectations.”
Mr. Blair continued, “Looking ahead, we expect the gradual improvement in our end markets we saw through 2025 to continue, and we believe the combination of our differentiated portfolio, the power of the Danaher Business System, and the strength of our balance sheet positions Danaher for long-term value creation as we move into 2026 and beyond.”
First Quarter and Full Year 2026 Outlook
The Company does not reconcile non-GAAP forecasted core sales growth, adjusted operating profit margin and adjusted diluted net earnings per common share to their respective, comparable measure prepared in accordance with U.S. generally accepted accounting principles (GAAP) (except for estimated amortization of acquisition-related intangible assets of $1.7 billion for the year ending December 31, 2026 and the estimated impact of foreign currency on sales, which for the first quarter and full year 2026 is estimated to increase sales by 3.5% and 1.0%, respectively, assuming the currency exchange rates in effect as of December 31, 2025) because the additional elements that would be reflected in any such GAAP measures (such as the impact of currency exchange rates on profitability, acquisitions, divested product lines, discrete tax adjustments, impairments, gains and losses on investments and the outcome of legal proceedings) are difficult to predict and estimate and are often dependent on future events that may be uncertain or outside of our control. The impact of these additional elements could be material to our results computed in accordance with GAAP.
For the first quarter 2026, the Company anticipates that non-GAAP core revenue will increase in the low-single digit percent range year-over-year.
For full year 2026, the Company expects that non-GAAP core revenue will increase in the 3% to 6% range year-over-year. The Company is also initiating full year adjusted diluted net earnings per common share guidance in the range of $8.35 to $8.50.
Conference Call and Webcast Information
Danaher will discuss its fourth quarter results and financial guidance for the first quarter and full year 2026, including as applicable key assumptions with respect thereto, during its investor conference call today starting at 8:00 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher’s website, www.danaher.com, under the subheading “Events & Presentations.” A replay of the webcast will be available in the same section of Danaher’s website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing 800-245-3047 within the U.S. or by dialing +1 203-518-9765 outside the U.S. a few minutes before the 8:00 a.m. ET start and telling the operator that you are dialing in for Danaher’s earnings conference call (Conference ID: DHRQ425). A replay of the conference call will be available shortly after the conclusion of the call and until February 11, 2026. You can access the replay dial-in information on the “Investors” section of Danaher’s website under the subheading “Events & Presentations.”
ABOUT DANAHER
Danaher is a leading global life sciences and diagnostics innovator, committed to accelerating the power of science and technology to improve human health. Our businesses partner closely with customers to solve many of the most important health challenges impacting patients around the world. Danaher's advanced science and technology - and proven ability to innovate - help enable faster, more accurate diagnoses and help reduce the time and cost needed to sustainably discover, develop and deliver life-changing therapies. Focused on scientific excellence, innovation and continuous improvement, our approximately 60,000 associates worldwide help ensure that Danaher is improving quality of life for billions of people today, while setting the foundation for a healthier, more sustainable tomorrow. Explore more at www.danaher.com.
NON-GAAP MEASURES AND SUPPLEMENTAL MATERIALS
In addition to the financial measures prepared in accordance with GAAP, this earnings release also contains non-GAAP financial measures. Calculations of these measures, explanations of what these measures represent and the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures, where applicable, and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.
In addition, this earnings release, the slide presentation accompanying the related earnings call, non-GAAP reconciliations and a note containing details of historical and anticipated, future financial performance have been posted to the “Investors” section of Danaher’s website (www.danaher.com).
FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION
Statements in this release that are not strictly historical, including the statements regarding the Company’s anticipated financial results for the first quarter and full year 2026, the impact of recently-launched products, the anticipated improvement in end-markets, Danaher’s long-term competitive positioning, and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things: the impact of tariffs and related actions implemented by the U.S. and other countries, the impact of our debt obligations on our operations and liquidity, deterioration of or instability in the global economy, the markets we serve and the financial markets, uncertainties with respect to the development, deployment, and use of artificial intelligence in our business and products, the impact of global health crises, uncertainties relating to national laws or policies, including laws or policies to protect or promote domestic interests and/or address foreign competition, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including rules relating to off-label marketing and other regulations relating to medical devices and the healthcare industry), the results of our clinical trials and perceptions thereof, our ability to effectively address cost reductions and other changes in the healthcare industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments, our ability to integrate the businesses we acquire and achieve the anticipated growth, synergies and other benefits of such acquisitions, contingent liabilities and other risks relating to acquisitions, investments, strategic relationships and divestitures (including tax-related and other contingent liabilities relating to past and future IPOs, split-offs or spin-offs), security breaches or other disruptions of our information technology systems or violations of data privacy laws, the impact of our restructuring activities on our ability to grow, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, changes in tax laws applicable to multinational companies, litigation, regulatory proceedings and other contingent liabilities including intellectual property and environmental, health and safety matters, the rights of the United States government with respect to our production capacity in times of national emergency or with respect to intellectual property/production capacity developed using government funding, risks relating to product, service or software defects, product liability and recalls, risks relating to our manufacturing operations, the impact of climate change, legal or regulatory measures to address climate change and other sustainability topics and our ability to address regulatory requirements or stakeholder expectations relating to climate change and other sustainability topics, risks relating to fluctuations in the cost and availability of the supplies we use (including commodities) and labor we need for our operations, our relationships with and the performance of our channel partners, uncertainties relating to collaboration arrangements with third-parties, the impact of deregulation on demand for our products and services, labor matters and our ability to recruit, retain and motivate talented employees, U.S. and non-U.S. economic, political, geopolitical, legal, compliance, social and business factors (including the impact of elections, regulatory changes or uncertainty, government shutdowns and military conflicts), disruptions and other impacts relating to man-made and natural disasters, inflation and the impact of our By-law exclusive forum provisions. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2024 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the third quarter of 2025. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.
This press release may include descriptions of certain products and/or devices that have applications submitted and pending for certain regulatory approvals, or are available only in certain markets.
CONTACT
John T. Bedford, Vice President, Investor Relations, investor.relations@danaher.com
Danaher Corporation, 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037,
Telephone: (202) 828-0850, Fax: (202) 828-0860

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Diluted Net Earnings Per Common Share and Adjusted Diluted Net Earnings Per Common Share

	Three-Month Period Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Diluted Net Earnings Per Common Share From Continuing Operations (GAAP)	$1.66	$1.49	$5.03	$5.29
Amortization of acquisition-related intangible assetsA	0.60	0.56	2.37	2.21
Fair value net (gains) losses on investmentsB	0.14	0.09	0.35	0.08
ImpairmentsC	0.02	0.06	0.78	0.36
Gain on sale of a facilityD	(0.02)	—	(0.02)	—
Resolution of an acquisition contingencyE	(0.01)	—	(0.01)	—
Contract termination expenseF	—	0.08	—	0.08
Gain on a product line dispositionG	—	—	(0.01)	—
Acquisition-related itemsH	—	—	—	0.03
Tax effect of the above adjustmentsI	(0.13)	(0.13)	(0.67)	(0.51)
Discrete tax adjustmentsJ	(0.04)	(0.01)	(0.02)	(0.07)
Rounding	0.01	—	—	0.01
Adjusted Diluted Net Earnings Per Common Share From Continuing Operations (Non-GAAP)	$2.23	$2.14	$7.80	$7.48

Notes to Above Reconciliation
A    Amortization of acquisition-related intangible assets in the following historical periods ($ in millions) (only the pretax amounts set forth below are reflected in the amortization line item above):

	Three-Month Period Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Pretax	$428	$408	$1,697	$1,631
After-tax	359	338	1,412	1,346
B    Net (gains) losses, including impairments, on the Company's equity and limited partnership investments recorded in the following historical periods ($ in millions) (only the pretax amounts set forth below are reflected in the fair value net (gains) losses on investments line above):

	Three-Month Period Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Pretax	$99	$64	$248	$57
After-tax	75	48	188	39
C    Impairment charges related to a facility in the Life Sciences segment recorded in the three-month period and year ended December 31, 2025 ($14 million pretax as reported in this line item, $11 million after-tax), technology, other intangible assets and a facility in the Biotechnology segment recorded in the year ended December 31, 2025 ($101 million pretax as reported in this line item, $69 million after-tax), a trade name in the Diagnostics segment recorded in the year ended December 31, 2025 ($15 million pretax as reported in this line item, $12 million after-tax), a trade name in the Life Sciences segment recorded in the year ended December 31, 2025 ($432 million pretax as reported in this line item, $328 million after-tax), a trade name in the Diagnostics segment recorded in the three-month period and year ended December 31, 2024 ($43 million pretax as reported in this line item, $32 million after-tax) and a trade name in the Life Sciences segment recorded in the year ended December 31, 2024 ($222 million pretax as reported in this line item, $169 million after-tax).
D    Gain on the sale of a facility in the three-month period and year ended December 31, 2025 ($11 million pretax as reported in this line item, $8 million after-tax).
E    Resolution of an acquisition contingency in the three-month period and year ended December 31, 2025 ($10 million pretax as reported in this line item, $8 million after-tax).

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
F    Loss on the termination of a commercial agreement in the Diagnostics segment in the three-month period and year ended December 31, 2024 ($56 million pretax as reported in this line item, $56 million after-tax).
G    Gain on a product line disposition in the year ended December 31, 2025 ($9 million pretax as reported in this line item, $7 million after-tax).
H    Costs incurred for the fair value adjustment to inventory related to the acquisition of Abcam plc (“Abcam”) for the year ended December 31, 2024 ($25 million pretax as reported in this line item, $19 million after-tax).
I    This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. Danaher estimates the tax effect of each adjustment item by applying Danaher’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.
J    Discrete tax adjustments and other tax-related adjustments for the three-month period ended December 31, 2025, include the impact of net discrete tax benefits of $26 million due principally to net discrete tax benefits resulting from the release of reserves for uncertain tax positions due to audit settlements and the expiration of statutes of limitation, partially offset by changes in estimates related to prior year tax filing positions and a valuation allowance recorded on certain tax credits in a foreign jurisdiction. Discrete tax adjustments and other tax-related adjustments for the year ended December 31, 2025 include the impact of net discrete tax benefits of $14 million due principally to net discrete tax benefits resulting from the release of reserves for uncertain tax positions due to audit settlements and the expiration of statutes of limitation and the remeasurement of deferred taxes in a jurisdiction which enacted a tax rate change, partially offset by charges related to changes in estimates associated with prior period uncertain tax positions and valuation allowances recorded on foreign operating losses and tax credits in certain foreign jurisdictions. Discrete tax adjustments for the three-month period ended December 31, 2024, include the impact of net discrete tax benefits of $4 million due principally to net discrete tax benefits resulting from the release of reserves for uncertain tax positions due to the expiration of statutes of limitation and changes in estimates related to prior year tax filing positions, net of charges related to changes in estimates associated with prior period uncertain tax positions. Discrete tax adjustments and other tax-related adjustments for the year ended December 31, 2024 include the impact of net discrete tax benefits of $49 million due principally to net discrete tax benefits resulting from excess tax benefits from stock compensation, the release of reserves for uncertain tax positions due to the expiration of statutes of limitation and changes in estimates related to prior year tax filing positions, net of charges related to changes in estimates associated with prior period uncertain tax positions.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Sales Growth by Segment, Core Sales Growth (Decline) by Segment

	% Change Three-Month Period Ended December 31, 2025 vs. Comparable 2024 Period
		Segments
	Total Company	Biotechnology	Life Sciences	Diagnostics
Total sales growth (GAAP)	4.5%	9.0%	2.5%	3.0%
Impact of:
Acquisitions/divestitures	0.5%	—%	—%	1.0%
Currency exchange rates	(2.5)%	(3.0)%	(2.0)%	(2.0)%
Core sales growth (non-GAAP)	2.5%	6.0%	0.5%	2.0%

	% Change Year Ended December 31, 2025 vs. Comparable 2024 Period
		Segments
	Total Company	Biotechnology	Life Sciences	Diagnostics
Total sales growth (GAAP)	3.0%	8.0%	—%	1.5%
Impact of:
Acquisitions/divestitures	—%	—%	(0.5)%	0.5%
Currency exchange rates	(1.0)%	(1.5)%	(1.0)%	(0.5)%
Core sales growth (decline) (non-GAAP)	2.0%	6.5%	(1.5)%	1.5%
Other Supplemental Information
($ in millions)

Three-Month Period Ended December 31, 2025
Cepheid respiratory revenue	~$500
Forecasted Core Sales Growth (Decline) by Segment and Adjusted Diluted Net Earnings Per Common Share.

	% Change Three-Month Period Ending March 27, 2026 vs. Comparable 2025 Period	% Change Year Ending December 31, 2026 vs. Comparable 2025 Period
Biotechnology	+High-single digit	~+6.0%
Life Sciences	Flat/ -Low-single digit	Flat
Diagnostics	-Low-single digit	+Low-single digit
Total Company core sales growth (non-GAAP)	+Low-single digit	+3.0% - +6.0%

Year Ending December 31, 2026
Adjusted diluted net earnings per common share (non-GAAP)	$8.35 - $8.50
Supplemental Forward-Looking Information
($ in millions)

	Three-Month Period Ending March 27, 2026	Year Ending December 31, 2026
Adjusted operating profit margin (non-GAAP)	~28.5%
Impact of currency exchange rates on sales[1]	~+3.5%	~+1.0%
Corporate expense[2]	~$(90)	~$(360)
Interest expense, net[3]	~$(45)	~($180)
Effective tax rate	~17.0%	~17.0%
Average adjusted diluted shares	~714.0	~717.0
1    Impact of currency exchange rates on sales for the first quarter and full year 2026 assumes the currency exchange rates in effect as of December 31, 2025.
2    Corporate expense represents the operating profit (GAAP) for the Other segment, which consists of unallocated corporate costs and other costs not considered part of management’s evaluation of reportable segment operating performance.
3    Interest expense, net is defined as interest expense net of interest income. This line item is an assumption rather than a forecast. The estimated interest expense, net is calculated assuming the currency exchange rates in effect as of December 31, 2025 are to prevail throughout the remainder of the period indicated and no change in the amount of commercial paper outstanding.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Operating Profit Margins and Year-Over-Year Core Operating Margin Changes

		Segments
	Total Company	Biotechnology	Life Sciences	Diagnostics
Three-Month Period Ended December 31, 2024 Operating Profit Margins from Continuing Operations (GAAP)	21.80%	27.20%	18.50%	23.70%
Fourth quarter 2025 impact from operating profit margins of businesses that have been owned for less than one year or were disposed of during such period and did not qualify as discontinued operations	(0.10)	—	(0.05)	(0.20)
Fourth quarter 2025 resolution of an acquisition contingency in the Diagnostics segment	0.15	—	—	0.35
Fourth quarter 2024 impairment charge related to a trade name in the Diagnostics segment, net of a 2025 impairment charge related to a facility in the Life Sciences segment	0.45	—	(0.70)	1.60
Fourth quarter 2024 loss on the termination of a commercial arrangement in the Diagnostics segment	0.85	—	—	2.15
Year-over-year core operating profit margin changes for the fourth quarter 2025 (defined as all year-over-year operating profit margin changes other than the changes identified in the line items above) (non-GAAP)	(1.15)	(0.60)	(1.65)	(1.40)
Three-Month Period Ended December 31, 2025 Operating Profit Margins from Continuing Operations (GAAP)	22.00%	26.60%	16.10%	26.20%

		Segments
	Total Company	Biotechnology	Life Sciences	Diagnostics
Year Ended December 31, 2024 Operating Profit Margins from Continuing Operations (GAAP)	20.40%	24.90%	12.00%	26.80%
Full year 2025 impact from operating profit margins of businesses that have been owned for less than one year or were disposed of during such period and did not qualify as discontinued operations	(0.20)	—	(0.30)	(0.15)
Full year 2025 resolution of an acquisition contingency in the Diagnostics segment	0.05	—	—	0.10
Full year 2025 impairment charges related to trade names in the Life Sciences and Diagnostics segments and technology, other intangible assets and a facility in the Biotechnology segment and a facility in the Life Sciences segment, net of full year 2024 impairment charges related to a trade name in each of the Life Sciences and Diagnostics segments	(1.20)	(1.30)	(3.05)	0.30
Full year 2024 loss on the termination of a commercial arrangement in the Diagnostics segment	0.25	—	—	0.60
Full year 2024 acquisition-related fair value adjustment to inventory related to the acquisition of Abcam	0.10	—	0.35	—
Year-over-year core operating profit margin changes for full year 2025 (defined as all year-over-year operating profit margin changes other than the changes identified in the line items above) (non-GAAP)	(0.30)	2.00	(1.90)	(0.95)
Year Ended December 31, 2025 Operating Profit Margins from Continuing Operations (GAAP)	19.10%	25.60%	7.10%	26.70%

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Cash Flow from Continuing Operations and Free Cash Flow from Continuing Operations and Related Measures
($ in millions)

	Three-Month Period Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Total Cash Flows from Continuing Operations:
Total cash provided by operating activities from continuing operations (GAAP)	$2,117	$2,019	$6,416	$6,688
Total cash used in investing activities from continuing operations (GAAP)	$(384)	$(694)	$(1,196)	$(1,981)
Total cash provided by (used in) financing activities from continuing operations (GAAP)	$1,322	$(1,692)	$(2,961)	$(8,385)

Free Cash Flow from Continuing Operations:
Total cash provided by operating activities from continuing operations (GAAP)	$2,117	$2,019	$6,416	$6,688
Less: payments for additions to property, plant & equipment (capital expenditures) from continuing operations (GAAP)	(371)	(516)	(1,156)	(1,392)
Plus: proceeds from sales of property, plant & equipment (capital disposals) from continuing operations (GAAP)	23	1	33	13
Free cash flow from continuing operations (non-GAAP)	$1,769	$1,504	$5,293	$5,309

Operating Cash Flow from Continuing Operations to Net Earnings from Continuing Operations Conversion Ratio (GAAP)
Total cash provided by operating activities from continuing operations (GAAP)	$2,117	$2,019	$6,416	$6,688
Net earnings from continuing operations (GAAP)	1,183	1,086	3,600	3,899
Operating cash flow from continuing operations to net earnings from continuing operations conversion ratio	1.79	1.86	1.78	1.72

Free Cash Flow from Continuing Operations to Net Earnings from Continuing Operations Conversion Ratio (non-GAAP)
Free cash flow from continuing operations from above (non-GAAP)	$1,769	$1,504	$5,293	$5,309
Net earnings from continuing operations (GAAP)	1,183	1,086	3,600	3,899
Free cash flow from continuing operations to net earnings from continuing operations conversion ratio (non-GAAP)	1.50	1.38	1.47	1.36
Note: The Company defines free cash flow as operating cash flows from continuing operations, less payments for additions to property, plant and equipment from continuing operations (“capital expenditures”) plus the proceeds from sales of plant, property and equipment from continuing operations (“capital disposals”). All amounts presented above reflect only continuing operations.

Statement Regarding Non-GAAP Measures
Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  Management believes that these measures provide useful information to investors by offering additional ways of viewing Danaher Corporation’s (“Danaher” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors:
•with respect to the profitability-related non-GAAP measures, understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers;
•with respect to core sales, identify underlying growth trends in our business and compare our sales performance with prior and future periods and to our peers; and
•with respect to free cash flow from continuing operations and related non-GAAP cash flow measures (the “FCF Measure”), understand Danaher’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of the FCF Measure is that it does not take into account the Company’s debt service requirements and other non-discretionary expenditures, and as a result the entire free cash flow amount is not necessarily available for discretionary expenditures).
Management uses the non-GAAP measures referenced above to measure the Company’s operating and financial performance, and uses core sales and non-GAAP measures similar to Adjusted Diluted Net Earnings Per Common Share from Continuing Operations and the FCF Measure in the Company’s executive compensation program.
•The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:
◦Amortization of Intangible Assets: We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and the related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe however that it is important for investors to understand that such intangible assets contribute to sales generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.
◦Restructuring Charges: We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Danaher Business System. Because these restructuring plans are incremental to the core activities that arise in the ordinary course of our business and we believe are not indicative of Danaher’s ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time.
◦Other Adjustments: With respect to the other items excluded from Adjusted Diluted Net Earnings Per Common Share from Continuing Operations, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Danaher's commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to core operating profit margin changes, in addition to the explanation set forth in the bullets above relating to “restructuring charges” and “other adjustments”, we exclude the impact of businesses owned for less than one year (or disposed of during such period and not treated as discontinued operations) because the timing, size, number and nature of such transactions can vary significantly from period to period and may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to core sales, (1) we exclude the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends, and (2) we exclude the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to the FCF Measure, we deduct payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (unaudited)
($ in millions, except per share amount)

	As of December 31
	2025	2024
ASSETS
Current assets:
Cash and equivalents	$4,615	$2,078
Trade accounts receivable, less allowance for doubtful accounts of $114 as of December 31, 2025 and $113 as of December 31, 2024	3,913	3,537
Inventories	2,489	2,330
Prepaid expenses and other current assets	1,739	1,552
Total current assets	12,756	9,497
Property, plant and equipment, net	5,531	4,990
Other long-term assets	4,209	3,990
Goodwill	43,151	40,497
Other intangible assets, net	17,817	18,568
Total assets	$83,464	$77,542

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and current portion of long-term debt	$2	$505
Trade accounts payable	1,844	1,753
Accrued expenses and other liabilities	4,961	4,540
Total current liabilities	6,807	6,798
Other long-term liabilities	5,700	5,694
Long-term debt	18,416	15,500
Stockholders’ equity:
Common stock - $0.01 par value, 2.0 billion shares authorized; 886.9 million issued and 706.9 million outstanding as of December 31, 2025; 884.3 million issued and 719.1 million outstanding as of December 31, 2024	9	9
Additional paid-in capital	17,194	16,727
Treasury stock	(11,353)	(8,163)
Retained earnings	46,891	44,188
Accumulated other comprehensive income (loss)	(207)	(3,218)
Total Danaher stockholders’ equity	52,534	49,543
Noncontrolling interests	7	7
Total stockholders’ equity	52,541	49,550
Total liabilities and stockholders’ equity	$83,464	$77,542
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
($ and shares in millions, except per share amounts)

	Three-Month Period Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025		December 31, 2024
Sales	$6,838	$6,538	$24,568		$23,875
Cost of sales	(2,872)	(2,648)	(10,045)		(9,669)
Gross profit	3,966	3,890	14,523		14,206
Operating costs:
Selling, general and administrative expenses	(2,026)	(2,023)	(8,235)		(7,759)
Research and development expenses	(438)	(442)	(1,598)		(1,584)
Operating profit	1,502	1,425	4,690		4,863
Nonoperating income (expense):
Other income (expense), net	(87)	(63)	(222)		(56)
Interest expense	(55)	(61)	(265)		(278)
Interest income	13	14	30		117
Earnings from continuing operations before income taxes	1,373	1,315	4,233		4,646
Income taxes	(190)	(229)	(633)		(747)
Net earnings from continuing operations	1,183	1,086	3,600		3,899
Earnings from discontinued operations, net of income taxes	14	—	14		—
Net earnings	1,197	1,086	3,614		3,899

Net earnings per common share from continuing operations:
Basic	$1.67	$1.50	$5.05		$5.33
Diluted	$1.66	$1.49	$5.03	(a)	$5.29	(a)
Net earnings per common share from discontinued operations:
Basic	$0.02	$—	$0.02		$—
Diluted	$0.02	$—	$0.02		$—
Net earnings per common share:
Basic	$1.69	$1.50	$5.07		$5.33
Diluted	$1.68	$1.49	$5.05	(a)	$5.29	(a)
Average common stock and common equivalent shares outstanding:
Basic	707.3	722.7	712.7		731.0
Diluted	711.0	728.2	716.1		737.2
(a) Net earnings per common share amount for the relevant three-month periods do not add to the full year period amount due to rounding.

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
($ in millions)

	Year Ended December 31
	2025	2024
Cash flows from operating activities:
Net earnings	$3,614	$3,899
Less: earnings from discontinued operations, net of income taxes	(14)	—
Net earnings from continuing operations	3,600	3,899
Noncash items:
Depreciation	750	721
Amortization of intangible assets	1,697	1,631
Amortization of acquisition-related inventory fair value step-up	—	25
Stock-based compensation expense	298	288
Investment losses, pretax gain on sale of product line and other	228	57
Impairment charges	562	265
Change in deferred income taxes	(440)	(483)
Change in trade accounts receivable, net	(216)	331
Change in inventories	(58)	147
Change in trade accounts payable	9	19
Change in prepaid expenses and other assets	(55)	274
Change in accrued expenses and other liabilities	41	(486)
Total operating cash provided by continuing operations	6,416	6,688
Cash flows from investing activities:
Cash paid for acquisitions	—	(558)
Payments for additions to property, plant and equipment	(1,156)	(1,392)
Proceeds from sales of property, plant and equipment	33	13
Payments for purchases of investments	(127)	(331)
Proceeds from sales of investments	12	253
Proceeds from sale of product line	9	—
All other investing activities	33	34
Total cash used in investing activities from continuing operations	(1,196)	(1,981)
Cash flows from financing activities:
Proceeds from the issuance of common stock in connection with stock-based compensation	85	162
Payment of dividends	(878)	(768)
Net (repayments of) proceeds from borrowings (maturities of 90 days or less)	(11)	5
Borrowings (maturities longer than 90 days)	1,556	—
Repayments of borrowings (maturities longer than 90 days)	(500)	(1,674)
Payments for repurchase of common stock	(3,088)	(5,979)
All other financing activities	(125)	(131)
Net cash used in financing activities for continuing operations	(2,961)	(8,385)
Effect of exchange rate changes on cash and equivalents	278	(108)
Net change in cash and equivalents	2,537	(3,786)
Beginning balance of cash and equivalents	2,078	5,864
Ending balance of cash and equivalents	$4,615	$2,078
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION (unaudited)
($ in millions)

	Three-Month Period Ended				Year Ended
	December 31, 2025		December 31, 2024		December 31, 2025		December 31, 2024
Sales (GAAP):
Biotechnology	$2,033		$1,869		$7,293		$6,759
Life Sciences	2,085		2,032		7,334		7,329
Diagnostics	2,720		2,637		9,941		9,787
Total Company	$6,838		$6,538		$24,568		$23,875

Operating Profit (GAAP):
Biotechnology	$540		$508		$1,864		$1,685
Life Sciences	336		376		520		879
Diagnostics	713		624		2,650		2,625
Other	(87)		(83)		(344)		(326)
Total Company	$1,502		$1,425		$4,690		$4,863

Operating Profit Margins (GAAP):
Biotechnology	26.6%		27.2%		25.6%		24.9%
Life Sciences	16.1%		18.5%		7.1%		12.0%
Diagnostics	26.2%		23.7%		26.7%		26.8%
Total Company	22.0%		21.8%		19.1%		20.4%

Amortization of Intangible Assets (GAAP):
Biotechnology	$230		$213		$902		$863
Life Sciences	151		148		604		576
Diagnostics	47		47		191		192
Total Company	$428		$408		$1,697		$1,631

Other Operating Profit Adjustments[4]:
Biotechnology	$—		$—		$101	C	$—
Life Sciences	14	C	—		446	C	247	C, H
Diagnostics	(10)	E	99	C, F	5	C, E	99	C, F
Total Company	$4		$99		$552		$346

Adjusted Operating Profit (non-GAAP)[5]:
Biotechnology	$770		$721		$2,867		$2,548
Life Sciences	501		524		1,570		1,702
Diagnostics	750		770		2,846		2,916
Other	(87)		(83)		(344)		(326)
Total Company	$1,934		$1,932		$6,939		$6,840

Depreciation (GAAP):
Biotechnology	$39		$38		$149		$151
Life Sciences	48		44		185		167
Diagnostics	106		102		407		394
Other	2		3		9		9
Total Company	$195		$187		$750		$721
4     Refer to the Reconciliation of Adjusted Diluted Net Earnings per Common Share for footnotes containing descriptions of the components of Other Operating Profit Adjustments. All Other Operating Profit Adjustments are included within Selling, general and administrative expenses within the Consolidated Statements of Earnings, other than $14 million recorded in the three-month period ended December 31, 2025 in the Life Sciences segment, $29 million recorded in the year ended December 31, 2025 in the Life Sciences and Biotechnology segments and $25 million recorded in the year ended December 31, 2024 in the Life Sciences segment, which are recorded within Cost of sales.
5    Adjusted Operating Profit (non-GAAP) is defined as Operating Profit (GAAP) plus amortization of intangible assets (GAAP) plus (minus) Other Operating Profit Adjustments (as defined).
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.